OPTION AGREEMENT

THIS AGREEMENT is made effective as of the 4th day of October, 2005

B E T W E E N:

OCCULOGIX, INC., a corporation incorporated under the laws of the State of Delaware

(hereinafter referred to as the “Corporation”)

- and -

STEPHEN PARKS of the City of Senatobia in the State of Mississippi

(hereinafter referred to as the “Optionee”)

WHEREAS, as of the Effective Date (defined below), the Optionee was appointed the Vice President, Sales of the Corporation;

AND WHEREAS, as of the Effective Date, the Corporation entered into an executive employment agreement with the Optionee pursuant to which he was granted an aggregate of 300,000 options entitling him to purchase an aggregate of 300,000 shares of common stock of the Corporation (the “Executive Employment Agreement”);

AND WHEREAS the Executive Employment Agreement contemplated that the Corporation and the Optionee would enter into a definitive option agreement which would set out, in detail, the terms and conditions of the options granted to the Optionee, which terms and conditions would be substantially similar to those of options granted prior to the Effective Date under the Corporation’s 2002 Stock Option Plan (the “Plan”);

AND WHEREAS this Agreement is such definitive option agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants set out in this Agreement (the receipt and sufficiency of which are hereby acknowledged by the parties), the parties hereto hereby agree as follows:

1.     INTERPRETATION

1.1    Definitions. In this Agreement, the following terms shall have the meanings set forth below:

(a)	“Acquiring Corporation” has the meaning attributed to such term in Section 8.2;

(b)
“Agreement” means this agreement and the schedule attached to this agreement, in each case, as they may be amended or supplemented from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement, and, unless otherwise indicated, references to sections are references to sections in this Agreement;

(c)	“Board” means the board of directors of the Corporation or any committee appointed by the Board to administer the Plan or this Agreement;

(d)	“Cashless Exercise” has the meaning attributed to such term in Section 4.2;

(e)	“Change in Control” has the meaning attributed to such term in Section 8.1(b);

(f)	“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder;

(g)
“Disability” means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Corporation, to perform the major duties of the Optionee’s position with the Participating Company Group because of the sickness or injury of the Optionee;

(h)	“Effective Date” means October 4, 2005;

(i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

(j)	“Executive Employment Agreement” has the meaning attributed to such term in the second recital above;

(k)
“Fair Market Value” means the fair market value of the shares of common stock of the Corporation or other property, as determined by the Board, in its discretion, applying the principles required to be applied by it in its determination of Fair Market Value under the Plan;

(l)	“New Shares” has the meaning attributed to such term in Section 7.3;

(m)	“Options” means, collectively, the Time-based Options and the Performance-based Options;

(n)	“Ownership Change Event” has the meaning attributed to such term in Section 8.1(a);

(o)	“Parent Corporation” means any present or future “parent corporation” of the Corporation, as such term is defined in Section 424(e) of the Code;

(p)	“Participating Company” means the Corporation or any Parent Corporation or Subsidiary Corporation;

(q)	“Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies;

(r)	“Performance-based Options” has the meaning attributed to such term in Section 3.1;

(s)	“Performance-based Vesting Condition” has the meaning attributed to such term in Section 3.2;

(t)	“Plan” has the meaning attributed to such term in the third recital above;

(u)	“Securities Act” means the Securities Act of 1933, as amended;

(v)	“Service” means the Optionee’s employment or service with the Participating Company Group, whether in the capacity of an employee or a consultant;

(w)	“Stock” means the common stock of the Corporation, as adjusted from time to time in accordance with Section 7.3;

(x)	“Stock Option Exercise Notice” has the meaning attributed to such term in Section 4.1;

(y)	“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Corporation, as such term is defined in Section 424(f) of the Code;

(z)	“Time-based Options” has the meaning attributed to such term in Section 2.1;

(aa)	“Transaction” has the meaning attributed to such term in Section 8.1(b); and

(bb)	“Transferee” has the meaning attributed to such term in Section 8.1(b).

1.2    Headings. The headings in this Agreement are solely for convenience of reference and shall not affect the construction or interpretation hereof.

1.3    Number and Gender. In this Agreement, words importing the singular include the plural and vice versa. Words importing the masculine gender include the feminine and neuter genders.

1.4    Invalidity of Provisions. Each of the provisions contained in this Agreement is distinct and severable, and a declaration of invalidity or unenforceability of any provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.5    Entire Agreement and Waiver. Together with the Executive Employment Agreement, this Agreement constitutes the entire agreement between the Corporation and the Optionee with respect to the subject matter hereof and supersedes all prior agreements, undertakings, negotiations and discussions, whether written or oral, that may have taken place between the parties hereto with respect to the subject matter hereof. No supplement or amendment to, or waiver of, this Agreement shall be binding unless it is executed in writing by the party hereto to be bound thereby. No waiver of any provision of this Agreement shall constitute, or be deemed to be, a waiver of any other provision of this Agreement, whether or not similar to the provision being waived, nor shall any waiver constitute a continuing waiver, unless otherwise expressly provided.

1.6    Paramountcy. In the case of any conflict or inconsistency between any of the provisions of this Agreement and any of the provisions of any employment agreement then in effect between the Corporation and the Optionee (including, for greater certainty, the Executive Employment Agreement), the latter agreement shall prevail.

1.7    Governing Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

2.    GRANT OF TIME-BASED OPTIONS

2.1    Time-based Options. The Corporation hereby grants to the Optionee an aggregate of 200,000 options entitling him to purchase an aggregate of 200,000 shares of Stock (the “Time-based Options”) at the exercise price per share of U.S.$6.28, being the NASDAQ closing price of the Corporation’s common stock on the Effective Date.

2.2    Right to Exercise. Except as may be otherwise provided herein, the Time-based Options shall be exercisable:

(a)	as to 33⅓%, on and after the first anniversary of the Effective Date;

(b)	as to an additional 33⅓%, on and after the second anniversary of the Effective Date; and

(c)	as to the balance, on and after the third anniversary of the Effective Date;

subject to earlier termination of the Time-based Options as provided in this Section 2.2 and Section 5, in an amount not to exceed the number of vested shares of Stock less the number of shares of Stock previously acquired upon any previous exercise of Time-based Options. All of the Time-based Options shall expire on the tenth anniversary of the Effective Date.

2.3    Non-statutory Stock Options. The Time-based Options are intended to be “Non-statutory Stock Options” and shall not be treated as “Incentive Stock Options” within the meaning of Section 422 of the Code.

3.    GRANT OF PERFORMANCE-BASED OPTIONS

3.1    Performance-based Options. The Corporation hereby grants to the Optionee an aggregate of 100,000 options entitling him to purchase an aggregate of 100,000 shares of Stock (the “Performance-based Options”) at the exercise price per share of U.S.$6.28, being the NASDAQ closing price of the Corporation’s common stock on the Effective Date.

3.2    Right to Exercise. Subject to earlier termination as provided in this Section 3.2 and Section 5, and except as may be otherwise provided herein, the Performance-based Options shall become exercisable if the Corporation achieves a minimum of U.S.$250,000,000 of aggregate net sales over four consecutive fiscal quarters occurring prior to January 1, 2011, net of marketing discounts, volume discounts, sales discounts and other like discounts (the “Performance-based Vesting Condition”). If the Performance-based Vesting Condition is fulfilled, the Performance-based Options shall be exercisable on and after the date on which the Board approves the unaudited or audited financial statements of the Corporation covering the last of the aforementioned four consecutive fiscal quarters and in an amount not to exceed the number of vested shares of Stock less the number of shares of Stock previously acquired upon any previous exercise of Performance-based Options. The Performance-based Options shall be deemed to have expired on January 1, 2011 if the Performance-based Vesting Condition is not fulfilled by the end of the fiscal quarter ending December 31, 2010. Otherwise, they shall expire on the tenth anniversary date of the Effective Date.

3.3    Non-statutory Stock Options. The Performance-based Options are intended to be “Non-statutory Stock Options” and shall not be treated as “Incentive Stock Options” within the meaning of Section 422 of the Code.

4.    METHOD AND PAYMENT

4.1    Method of Exercise. Exercise of Options shall be by written notice to the Corporation in the form of the exercise notice attached hereto as Schedule “A” or such other form that may be approved by the Corporation from time to time (the “Stock Option Exercise Notice”). The Stock Option Exercise Notice must be completed and signed by the Optionee and delivered to the Chief Financial Officer of the Corporation, or other authorized representative of the Participating Company Group, prior to the termination of the Options, accompanied by full payment of the aggregate exercise price, in accordance with Section 4.2, for the number of shares of Stock being purchased. Options shall be deemed to be exercised upon receipt by the Corporation of the completed and signed Stock Option Exercise Notice and the aggregate exercise price.

4.2    Payment of Exercise Price. Payment of the aggregate exercise price for the shares of Stock underlying Options being exercised shall be made (i) in cash or by certified or bank cashier’s check payable to the Corporation, (ii) by tender to the Corporation, or attestation to the ownership, of whole shares of the Corporation owned by the Optionee for at least six months and having a Fair Market Value of not less than the aggregate exercise price, (iii) by means of a Cashless Exercise or (iv) by any combination of the foregoing. Notwithstanding the foregoing, Options may not be exercised by tender to the Corporation, or attestation to the ownership, of shares of the Corporation unless such shares either have been owned by the Optionee for more than six months (and not used for another exercise of Options by attestation during such period) or were not acquired, directly or indirectly, from the Corporation. “Cashless Exercise” means the delivery of a properly completed and signed Stock Option Exercise Notice together with irrevocable instructions to a broker, in a form acceptable to the Corporation, providing for the assignment to the Corporation of the proceeds of a sale or loan with respect to some or all of the shares of Stock to be acquired upon the exercise of Options pursuant to a program or procedure approved by the Corporation (including, without limitation, through an exercise complying with the provisions of Regulation T, as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Corporation reserves the right, in its sole and absolute discretion, at any and at all times, to decline to approve or terminate any such program or procedure.

4.3    Tax Withholding. It shall be a condition to the Corporation’s obligation to issue shares of Stock upon exercise of Options that the Optionee (or any beneficiary or person entitled to act hereunder) pay to the Corporation, upon demand, such amount as may be requested by the Corporation for the purpose of satisfying any liability to withhold federal, state, provincial or local income or other taxes.

4.4    Restrictions on Grant and Issuance. The grant of the Options and the issuance of shares of Stock upon the exercise of Options shall be subject to compliance with all applicable requirements of federal, state, provincial, local or foreign law with respect to such securities and the regulations or the requirements of any stock exchange or market system upon which the stock of the Corporation may then be listed.

5.    TERMINATION OF OPTIONS

5.1    Termination of Time-based Options. The Time-based Options shall terminate and may no longer be exercised after the first to occur of (i) the tenth anniversary of the Effective Date, (ii) the last date for exercising Options following termination of the Optionee’s Service as provided in Section 6 and (iii) a Change in Control.

5.2    Termination of Performance-based Options. The Performance-based Options shall be deemed to have terminated on January 1, 2011, and may not be exercised thereafter, if the Performance-based Vesting Condition is not fulfilled on or before December 31, 2010 and otherwise shall terminate and may no longer be exercised after the first to occur of (i) the tenth anniversary of the Effective Date, (ii) the last date for exercising Options following termination of the Optionee’s Service as provided in Section 6 and (iii) a Change in Control.

6.    EFFECT OF TERMINATION OF SERVICE

6.1    Disability. If the Optionee’s Service terminates because of the Disability of the Optionee, the Options, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminates, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of the twelve-month period following the date on which the Optionee’s Service terminates but, in any event, no later than the tenth anniversary of the Effective Date.

6.2    Death. If the Optionee’s Service terminates because of the death of the Optionee, the Options, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminates, may be exercised by the Optionee’s legal representative, or other person who acquires the right to exercise the Options by reason of the Optionee’s death, at any time prior to the expiration of the twelve-month period following the date on which the Optionee’s Service terminates but, in any event, no later than the tenth anniversary of the Effective Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within three months of the termination of the Optionee’s Service.

6.3    Termination without Cause. If the Optionee’s Service is terminated without cause, the Options, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminates, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of the three-month period following the date on which the Optionee’s Service terminates but, in any event, no later than the tenth anniversary date of the Effective Date. The date on which the Optionee’s Service terminates shall be his or her last day of active employment and shall not include any period of statutory or reasonable notice or any period of deemed employment.

6.4    Other Termination of Service. If the Optionee’s Service terminates for any reason, except Disability, death or termination without cause, the Options, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminates, may be exercised by the Optionee at any time prior to the expiration of the one-month period following the date on which the Optionee’s Service terminates but, in any event, no later than the tenth anniversary of the Effective Date.

6.5    Extension in Consideration of Section 16(b) of Exchange Act. Notwithstanding Sections 6.1 to 6.4 inclusive, if a sale, within the applicable time periods set forth in such sections, of shares of Stock acquired upon the exercise of Options would subject the Optionee to suit under Section 16(b) of the Exchange Act, then the unexercised and exercisable Options shall remain exercisable until the earliest to occur of (i) the tenth day following the date on which a sale of such shares of Stock would not longer subject the Optionee to such a suit, (ii) the 190th day after the Optionee’s termination of Service or (iii) the tenth anniversary of the Effective Date.

6.6    Extension if Exercise is Prohibited by Law. Notwithstanding Sections 6.1 to 6.4 inclusive, if the exercise of Options within the applicable time periods set forth in such sections is prevented by the requirement to comply with applicable securities laws pursuant to Section 9, then the unexercised and exercisable Options shall remain exercisable until the end of the three-month period following the date on which the Optionee is notified by the Corporation that Options are not exercisable or such longer period of time as determined by the Board in its discretion, provided, however, that the Options shall, in no event, remain exercisable beyond the tenth anniversary of the Effective Date.

6.7    Determination of Termination of Service. The Optionee’s Service shall not be deemed to have terminated merely because of a change of capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders Service, provided that there is no interruption or termination of the Optionee’s Service. Furthermore, an Optionee’s Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave or other bona fide leave of absence approved by the Corporation; provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave, the Optionee’s Service shall be deemed to have terminated, unless the Optionee’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Corporation or determined by law, a leave of absence shall not be treated as Service for purposes of determining the vesting of the Time-based Options. The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Corporation, in its discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

7.    ADMINISTRATION

7.1    Administration by Board. This Agreement and the Options shall be administered by the Board. All questions of interpretation of this Agreement and the Options shall be determined by the Board, and such determination shall be final and binding upon the Optionee and all other persons having an interest in this Agreement and the Options.

7.2    Powers of Board. Without derogating from the generality of Section 7.1, the Board shall have the full and final power and authority, in its discretion, to correct any defect, supply any omission or reconcile any inconsistency in this Agreement and to make all other determinations and take such other actions with respect to this Agreement and the Options as the Board may deem advisable.

7.3    Adjustment for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or other similar change in the capital structure of the Corporation, appropriate adjustments shall be made in the number and class of shares of the Corporation subject to the then outstanding Options and in the exercise price per share of the outstanding Options. If a majority of the shares of the Corporation subject to the outstanding Options are exchanged for, converted into or otherwise become shares of another corporation (“New Shares”) (whether or not pursuant to an Ownership Change Event), the Board unilaterally may amend the outstanding Options to provide that they shall be exercisable into New Shares. In the event of such an amendment, the number of New Shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner, as determined by the Board in its discretion. Notwithstanding the foregoing, any fractional shares resulting from an adjustment pursuant to this Section 7.3 shall be rounded down to the nearest whole number, and, in no event, may the exercise price per share of any outstanding Option be decreased to an amount less than the par value, if any, of a New Share. The adjustments determined by the Board to be made pursuant to this Section 7.3 shall be final, binding and conclusive.

8.    CHANGE IN CONTROL

8.1    Definitions.

(a)
An “Ownership Change Event” shall be deemed to have occurred if any of the following events occurs with respect to the Corporation: (i) the direct or indirect sale or exchange, in a single transaction or a series of related transactions, by the stockholders of the Corporation of more than 50% of the voting stock of the Corporation; (ii) a merger or consolidation in which the Corporation is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Corporation; or (iv) a liquidation or dissolution of the Corporation.

(b)
A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (either, a “Transaction”) wherein the stockholders of the Corporation immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Corporation’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Corporation or, in the case of a Transaction described in Section 8.1(a)(iii), the corporation or other business entity to which the assets of the Corporation were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Corporation or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Corporation or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

8.2    Effect of Change in Control on Options. In the event of a Change in Control, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof (the “Acquiring Corporation”), as the case may be, without the consent of the Optionee, may either assume the Corporation’s rights and obligations under this Agreement and the then outstanding Options or substitute for such Options options to acquire the Acquiring Corporation’s stock. Any such Options which are not assumed or substituted by the Acquiring Corporation in connection with the Change in Control or which are not exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares of Stock acquired upon exercise of Options prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares of Stock shall continue to be subject to all applicable provisions of this Agreement, except as otherwise provided in this Agreement. Furthermore, notwithstanding the foregoing, if the corporation, the stock of which is subject to the outstanding Options immediately prior to the Ownership Change Event described in Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than 50% of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate, unless the Board otherwise provides in its discretion.

9.    COMPLIANCE WITH SECURITIES LAWS

9.1    The grant of the Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state, provincial and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state, provincial or foreign securities laws or other applicable law, rule or regulation or the requirements of any stock exchange or market system upon which the stock of the Corporation may then be listed. In addition, no Options may be exercised unless (i) a registration statement under the Securities Act shall, at the time of exercise of Options, be in effect with respect to the shares of Stock issuable upon exercise of such Options or (ii) in the opinion of legal counsel to the Corporation, the shares of Stock issuable upon exercise of such Options may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority deemed necessary, if any, by the Corporation’s legal counsel to the lawful issuance and sale of any shares of Stock hereunder shall relieve the Corporation of any liability in respect of any failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained. As a condition to the exercise of Options, the Corporation may require the Optionee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by or of the Corporation.

10.    MISCELLANEOUS

10.1    Binding Effect. Subject to restrictions on transfer set forth herein, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, successors and assigns.

10.2    Termination or Amendment. The Board may terminate or amend this Agreement at any time, provided, however, that no such termination or amendment may adversely affect any unexercised Options without the consent of the Optionee, unless such termination or amendment is necessary to comply with any applicable law or regulation.

10.3    No Right to Employment. Nothing in this Agreement shall confer upon the Optionee any right to continue in the Service of the Corporation or a Participating Company or to interfere, in any way, with any right of the Participating Company Group to terminate the Optionee’s Service as an employee or a consultant, as the case may be, at any time.

10.4    Facsimile and Counterparts. This Agreement may be signed by facsimile and in counterparts, and each of such counterparts shall constitute an original document, and such counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

OCCULOGIX, INC.

:	By:	/s/ Thomas P. Reeves

President and Chief Operating Officer

Signature of Witness	Stephen Parks

Name of Witness (please print)

SCHEDULE “A”

STOCK OPTION EXERCISE NOTICE

OccuLogix, Inc. (the “Corporation")
Attention: Chief Financial Officer

1.     Options. Effective October 4, 2005, I was granted 200,000 time-based options (the “Time-based Options”) and 100,000 performance-based options (the “Performance-based Options”) (collectively, the "Options”) to purchase shares of common stock of the Corporation (“Shares”) at an exercise price per share of U.S.$6.28 pursuant to the Option Agreement, effective as of October 4, 2005, between the Corporation and me (the “Option Agreement”).

2.     Exercise of Time-based Options. I hereby elect to exercise Time-based Options to purchase the following number of Shares, all of which are vested Shares in accordance with the Option Agreement:

Total Number of Shares Purchased:

Total Exercise Price (Total Shares x Exercise Price per Share) $

3.     Exercise of Performance-based Options. I hereby elect to exercise Performance-based Options to purchase the following number of Shares, all of which are vested Shares in accordance with the Option Agreement:

Total Number of Shares Purchased:

Total Exercise Price (Total Shares x Exercise Price per Share) $

4.    Payment. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by the Option Agreement:

Cash:                                        $    _______________________________________________________

Check:                                       $    ______________________________________________________

Tender of Stock:                                Contact Plan Administrator

Cashless Exercise:                              Attach broker’s instructions

5.     Tax Withholding. I authorize payroll withholding or otherwise hereby make adequate provision for the federal, state, provincial, local and foreign tax withholding obligations of the Corporation in connection with the Options by enclosing payment in full of the applicable withholding taxes, if any, as follows:

Cash:                                     $    ______________________________________________________

Check:                                    $    _____________________________________________________

     6.     Optionee Information.

    My address is:______________________________

    __________________________________________

    __________________________________________

    My SSN or SIN (circle one) is: ___________________________

7.     Certificate Registration. The stock certificate of the Corporation to be issued upon exercise of the Options, representing the Shares being purchased, shall be registered in the name(s) of ______________________.

8.     Binding Effect. I agree that the Shares are being acquired in accordance with, and subject to, the terms, provisions and conditions of the Option Agreement, and I hereby expressly assent to all of such terms, provisions and conditions. This agreement shall inure to the benefit of, and be binding upon, my heirs, executors, administrators, successors and assigns.

9.     Acknowledgement. I understand that I am purchasing the Shares underlying the Options hereby being exercised pursuant to the terms of the Option Agreement and this exercise notice, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.

OCCULOGIX, INC.

By:
Title:

Dated:___________________________